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                                                                   EXHIBIT 99.1

PROXY                                                                     PROXY


                              PANVERA CORPORATION

                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS
                             OF PANVERA CORPORATION


     The undersigned hereby appoints Ralph Kauten, as a proxy, with the power to appoint his substitute, and hereby authorizes Mr. Kauten to represent and to vote, as designated below, all of the shares of common stock of PanVera Corporation held of record by the undersigned on December 31, 2000 at the special meeting of shareholders of PanVera to be held on February 26, 2001 (or at any adjournment or postponement thereof).

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER.

               (Continued and to be signed on the reverse side.)



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                                                                Please mark
                              PANVERA CORPORATION             your votes as
                                                               indicated in
                                                               this example  [X]

1. Proposal to approve the Agreement and Plan of Merger and Reorganization dated as of November 16, 2000 by and among Aurora Biosciences Corporation, Aurora
   Acquisition Corp. and PanVera Corporation, and the related Plan of Merger:

      FOR   AGAINST  ABSTAIN
      [ ]     [ ]     [ ]


2. In his discretion, Mr. Kauten, as proxy, is authorized to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof (relating to procedural, not substantive, matters only).



              The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the special meeting (or any adjournment or postponement thereof).


              ----------------------------------
              Signature of shareholder


              ----------------------------------
              Print name of shareholder


SIGNATURE(S)                                           DATE:                2001
            ------------------------------------------      ----------------
Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                            CERTIFICATE OF SIGNATORY

Instructions: Proxy cards for shares of PanVera common stock held by a corporation, partnership or other entity or an administrator, executor or other legal representative and/or fiduciary must be accompanied by the following completed certificate:

I, _______________, am the ________________ of _______________(the "Entity").

     I certify that I am empowered and duly authorized by the Entity to execute the accompanying proxy card, and certify further that the proxy card has been duly and validly executed on behalf of the Entity and is legally binding on the Entity.

     IN WITNESS WHEREOF, I have set my hand as of this ____ day of ____, 2001.


________________________
Signature

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